Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4/S-1 of AgeX Therapeutics, Inc. of our report dated November 10, 2023, with respect to our audits of Serina Therapeutics, Inc.’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021, which is contained in such Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Frazier & Deeter, LLC

Tampa, Florida
January 16, 2024